Exhibit 99.1

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE

INDEPENDENT AUDITORS’ REPORT

To The Stockholders
Ferrara Bros. Building Materials Corp. and Affiliate
Flushing, New York

We have audited the accompanying consolidated financial statements of Ferrara Bros. Building Materials Corp. and Affiliate, which comprise the consolidated balance sheets at October 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ferrara Bros. Building Materials Corp. and Affiliate at October 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York
March 10, 2015

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2014 AND 2013

ASSETS

	2014	2013

CURRENT ASSETS:
Cash	$6,671,291	$4,363,884
Marketable securities - available for sale	—	657,178
Accounts receivable, net	18,047,300	15,019,431
Note receivable - related party	—	1,650,000
Inventories	1,174,607	884,568
Equity in joint venture	278,657	549,287
Due from related party	79,617	—
Miscellaneous receivables	370,795	216,750
Prepaid and refundable income taxes	—	122,035
Prepaid expenses and other current assets	493,249	444,618

Total Current Assets	27,115,516	23,907,751

PROPERTY AND EQUIPMENT, NET	10,392,367	9,276,746

OTHER ASSETS:
Note receivable	88,307	88,307
Other assets	241,915	93,799
Federal tax deposit	101,542	484,824

	431,764	666,930

TOTAL ASSETS	$37,939,647	$33,851,427

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2014 AND 2013

LIABILITIES AND STOCKHOLDERS' EQUITY

	2014	2013

CURRENT LIABILITIES:
Note payable - bank	$2,500,000	$—
Current maturities of long-term debt	1,547,270	1,141,591
Current portion of obligation under capital lease	677,614	659,190
Accounts payable	10,300,509	8,131,058
Accrued pension contribution	1,085,311	900,790
Due to related parties	700,000	46,253
Advance from stockholder	—	700,000
Accrued expenses and other current liabilities	2,224,766	838,124

Total Current Liabilities	19,035,470	12,417,006

LONG-TERM LIABILITIES:
Long-term debt, less current maturities	2,706,841	1,583,010
Due to related parties, less current portion	196,651	196,651
Obligation under capital lease, less current portion	1,778,067	2,455,681

	4,681,559	4,235,342
COMMITMENTS AND CONTINGENCIES

EQUITY:
Ferrara Bros. Building Materials Corp. Stockholders' Equity
Common stock	25,000	25,000
Retained earnings	15,216,305	17,501,162
Accumulated other comprehensive loss	(304,591)	(327,083)
Total Ferrara Bros. Building Materials Corp. Stockholders' Equity	14,936,714	17,199,079

Noncontrolling interest	(714,096)	—

Total Stockholders' Equity	14,222,618	17,199,079

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,939,647	$33,851,427

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013

SALES	$62,055,016	$61,913,355

COST OF GOODS SOLD	45,747,884	43,063,024

GROSS PROFIT	16,307,132	18,850,331

OPERATING EXPENSES:
Operating yard expenses	6,795,075	6,664,390
Selling, general and administrative expenses	10,739,120	9,114,779
Depreciation and amortization	2,420,524	2,325,075
Total Operating Expenses	19,954,719	18,104,244

(LOSS) INCOME FROM OPERATIONS	(3,647,587)	746,087

OTHER INCOME (EXPENSE):
Interest and dividend income	8,784	33,125
Interest expense	(172,217)	(156,719)
Miscellaneous income	259,238	448,468
Income in joint venture	679,370	942,759
Gain on sale of marketable securities - available for sale	56,602	1,803
Total Other Income	831,777	1,269,436

(LOSS) INCOME BEFORE (BENEFIT FROM) PROVISION FOR INCOME TAXES	(2,815,810)	2,015,523

(BENEFIT FROM) PROVISION FOR INCOME TAXES	(21,377)	222,621

NET (LOSS) INCOME	(2,794,433)	1,792,902

ADD: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	509,576	—

NET (LOSS) INCOME ATTRIBUTABLE TO FERRARA BROS. BUILDING MATERIALS CORP.	(2,284,857)	1,792,902

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized holding gains on marketable securities	—	35,630
Minimum liability for defined benefit pension plan	27,073	(65,873)
Other Comprehensive Income (Loss)	27,073	(30,243)
COMPREHENSIVE INCOME ATTRIBUTABLE TO
NONCONTROLLING INTEREST	—	—
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO
FERRARA BROS. BUILDING MATERIALS CORP.	$(2,257,784)	$1,762,659

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	Ferrara Bros. Building Corp. Stockholders' Equity
	Common Stock		Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total Stockholders' Equity
	Shares	Amount

BALANCE AT NOVEMBER 1, 2012	1,000	$25,000	$21,548,260	$(296,840)	$—	$21,276,420

NET INCOME FOR THE YEAR ENDED OCTOBER 31, 2013	—	—	1,792,902	—	—	1,792,902

DISTRIBUTIONS TO STOCKHOLDERS	—	—	(5,840,000)	—	—	(5,840,000)

UNREALIZED HOLDING GAINS ON MARKETABLE SECURITIES	—	—	—	35,630	—	35,630

DEFINED BENEFIT PENSION PLAN MINIMUM LIABILITY ADJUSTMENT	—	—	—	(65,873)	—	(65,873)

BALANCE AT OCTOBER 31, 2013	1,000	$25,000	$17,501,162	$(327,083)	$—	$17,199,079

CUMULATIVE EFFECT, CONSOLIDATION OF 160 EAST 22ND TERMINAL LLC	—	—	—	—	(204,520)	(204,520)

NET LOSS FOR THE YEAR ENDED OCTOBER 31, 2014	—	—	(2,284,857)	—	(509,576)	(2,794,433)

NET REALIZED HOLDING GAINS ON MARKETABLE SECURITIES	—	—	—	(4,581)	—	(4,581)

DEFINED BENEFIT PENSION PLAN MINIMUM LIABILITY ADJUSTMENT	—	—	—	27,073	—	27,073

BALANCE AT OCTOBER 31, 2014	1,000	$25,000	$15,216,305	$(304,591)	$(714,096)	$14,222,618

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013
RECONCILIATION OF NET (LOSS) INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

Net (loss) income	$(2,794,433)	$1,792,902

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,420,524	2,325,075
Pension expense	22,492	—
Investment in joint venture	270,630	(92,759)
Gain on sale of marketable securities - available for sale	(56,602)	(1,803)

Changes in Assets (Increase) Decrease:
Accounts receivable	(3,360,893)	1,542,838
Inventories	(172,334)	(13,070)
Miscellaneous receivables	(154,075)	(299,720)
Prepaid and refundable income taxes	122,035	(35,347)
Prepaid expenses and other current assets	(27,597)	539,306
Other assets	(148,116)	(51,693)
Federal tax deposit	383,282	(179,388)

Changes in Liabilities Increase (Decrease):
Accounts payable	2,043,494	2,170,893
Accrued expenses and other current liabilities	1,571,163	(218,857)

NET CASH PROVIDED BY OPERATING ACTIVITIES	119,570	7,478,377

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities - available for sale	713,780	77,614
Notes receivable - related party	1,650,000	(1,650,000)
Purchase of marketable securities - available for sale	—	(77,228)
Purchase of property and equipment	(655,393)	(242,386)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,708,387	(1,814,386)

SUBTOTAL CARRIED FORWARD	$1,827,957	$5,663,991

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013

SUBTOTAL BROUGHT FORWARD	$1,827,957	$5,663,991

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from stockholder	—	700,000
Proceeds from notes payable - bank	2,500,000	—
Advances from related parties	653,747	—
Due from related party	(79,617)	—
Repayment of advance from stockholder	(700,000)	—
Repayment of due to related parties	—	(60,763)
Principal payments of long-term borrowings	(1,235,490)	(1,553,445)
Repayments of capital lease obligations	(659,190)	(330,749)
Distributions to stockholders	—	(5,840,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	479,450	(7,084,957)

NET INCREASE (DECREASE) IN CASH	2,307,407	(1,498,580)

CASH, BEGINNING OF YEAR	4,363,884	5,862,464

CASH, END OF YEAR	$6,671,291	$4,363,884

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash received for:
Interest and dividends	$8,784	$33,125
Cash paid for:
Interest	$172,217	$156,719
Income taxes	$(148,753)	$257,830

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Property and equipment acquired through long-term financing	$2,765,000	$—
Property and equipment acquired through capital lease obligations	$—	$3,445,620

The accompanying notes are an integral part of these consolidated financial statements

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Note 1 - Nature of Operations and Principles of Consolidation

Business Activity

Ferrara Bros. Building Materials Corp. (“Ferrara”) was incorporated in New York on March 26, 1969. The company manufactures and sells building materials, primarily ready-mixed concrete, to firms in the construction industry with substantially all of its sales occurring in the New York City area.

Aggregate & Concrete Testing, LLC (“ACT I”) is a Limited Liability Company formed under the New York Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. ACT I is a wholly-owned subsidiary of Ferrara.

Ferrara West, LLC (“West”) is a Limited Liability Company formed under the New Jersey Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. West is a wholly-owned subsidiary of Ferrara.

160 East 22nd Terminal LLC (“160”) is a Limited Liability Company formed under the New Jersey Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. 160 is a variable interest entity in which Ferrara is deemed to be the primary beneficiary. Ferrara and 160 are affiliated through certain common ownership and 160 sells building materials exclusively to West, Ferrara’s wholly-owned subsidiary.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Ferrara, ACT I, West and 160, collectively, the “Company.” All significant intercompany accounts and transactions have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

At October 31, 2014 and 2013, the fair value of the Company’s financial instruments including cash, accounts receivable, notes receivable and accounts payable, approximated book value due to the short maturity of these instruments.

Refer to Note 5 - Fair Value Measurements for assets measured at fair value.

Marketable Securities

The Company determines cost of marketable securities using the average cost method for purposes of calculating realized gains or losses.

Available-for-sale securities are carried at fair value, with changes in fair value recognized as a separate component of stockholders’ equity (see Note 4). Realized gains or losses arising from the sale of these securities are determined based upon the carrying value of the securities sold.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts of $500,000 at October 31, 2014 and 2013. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of accounts receivable are recorded in the combined results of operations for the period in which the estimate is revised. Accounts receivable that are deemed uncollectible are offset against the allowance for uncollectible amounts. The Company does not require collateral for accounts receivable. In addition, at October 31, 2014 and 2013, approximately 64% and 80%, respectively, of accounts receivable were guaranteed through various bonding agencies.

Inventories

Inventories consist of raw materials and are valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

Investment in Joint Venture

The Company accounts for its investment in joint venture on the equity method in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 810-10, Consolidation. Under the equity method, the investment is increased or decreased by the Company’s share of earnings or losses, less distributions and advances.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing accelerated and straight-line methods over the estimated useful lives of the respective assets as follows:

Buildings and building improvements	7 to 39 years
Transportation equipment	3 to 5 years
Machinery and equipment	5 to 10 years
Furniture and fixtures	5 to 10 years
Computer equipment	5 to 7 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Noncontrolling Interest

The Company follows the accounting and reporting standards for the noncontrolling interest in a consolidated affiliate in accordance with FASB ASC Subtopic 810-10. See Note 15, Consolidation of Variable Interest Entities, which includes a discussion distinguishing between the interest in the parent’s owners and the interest in the noncontrolling owners of the affiliate.

Income Taxes

Generally, income taxes have not been provided because the stockholders have elected to have the Company treated as an S corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code (the “Code”). As such, the Company’s income or loss and credits are passed through to the stockholders and reported on their individual income tax returns. The accompanying provision for income taxes represents only state and local taxes.

State and local taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

The affiliate, 160, is treated as a partnership for income tax purposes and does not incur income taxes. Instead, the sole member is taxed individually on his share of company earnings. The net income or loss of 160 is allocated to the sole member. Accordingly, no provision for income taxes is made in the consolidated financial statements.

The subsidiaries, ACT I and West, are wholly-owned subsidiaries of Ferrara and are included on the tax return for Ferrara.

Deferred tax assets and liabilities are determined based on the difference between the financial statement balances and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company has elected to have its fiscal year end to be October 31, as permitted for S corporations under the Code. With this election, the Company is required to deposit funds with the federal government (which are refundable to the Company under certain circumstances) based on a formula provided in the Code. The federal tax deposit at October 31, 2014 and 2013 was $101,542 and $484,824, respectively, and is included in “Federal tax deposit” on the accompanying consolidated balance sheets.

Revenue Recognition

Revenue is recognized for product sales upon delivery to the customer and when estimates of discounts and other potential adjustments are reasonably determinable, collection is reasonably assured, and the Company has no further performance obligations. These estimates are presented in the consolidated financial statements as reductions to net revenues and accounts receivable.

Advertising

Advertising is charged to expense as incurred and amounted to $92,673 and $147,537 for the years ended October 31, 2014 and 2013, respectively.

Sales Tax

Sales tax is billed to applicable customers and recorded as a liability to be remitted to the taxing authority on a monthly basis. Sales tax is netted against the sales for the year ended October 31, 2014 and 2013.

Compensated Absences

Employees of the Company are generally entitled to paid vacation and paid sick leave depending on length of service and other factors. Accrued absences at October 31, 2014 and 2013 were approximately $109,000 and $111,000, respectively. The estimated cost of compensated absences is included in “Accrued expenses and other current liabilities” on the accompanying consolidated balance sheets.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Pension and Profit Sharing Plans

Union employees are covered by collectively bargained employee benefit plans under which the Company makes contributions on a monthly basis based upon hours worked.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is the result of a joint project of the FASB and the International Accounting Standards Board (“IASB”) to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS. The guidance in this ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.

The ASU provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should apply the following five-step process to recognize revenue:

Step 1: Identify the contract with a customer.
Step 2: Identify the performance obligations in the contract.
Step 3: Determine the transaction price.
Step 4: Allocate the transaction price to the performance obligations in the contract.
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

For nonpublic entities, the amendments of ASU No. 2014-09 are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early application is permitted only as of (a) an annual reporting period beginning after December 15, 2016, including interim periods within that reporting period; (b) an annual reporting period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017; or (c) an annual reporting period beginning after December 15, 2017, including interim periods within that reporting period. The Company has not yet determined if this ASU will have a material effect on its consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The ASU amends the FASB Accounting Standards Codification ("Codification") to require an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income, and present the amount of such reclassifications either on the face of the statement where net income is presented or in the notes.

The Company adopted the provisions of ASU No. 2013-02 during 2014 and the impact of adoption was not material.

Note 3 - Concentration of Credit Risk

The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time, the Company’s balances may exceed these limits.

For the year ended October 31, 2014, sales to one customer accounted for approximately 17% of the Company’s net sales. For the year ended October 31, 2013, sales to two customers each exceeded 10% the Company’s net sales and accounted for, in aggregate, 24% of the Company’s net sales.

For the year ended October 31, 2014, purchases from two major suppliers accounted for approximately 31% of the Company’s total cost of goods sold. For the year ended October 31, 2013, purchases from three major suppliers accounted for approximately 37% of the Company’s total cost of goods sold. Management believes there is no risk under this arrangement because other suppliers are readily available.

At October 31, 2014, one customer comprised approximately 10% of the balance of accounts receivable. At October 31, 2013, two customers comprised approximately 24% of the balance of accounts receivable.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

The Company has agreements with four labor unions representing approximately 68% and 75% of the Company’s employees at October 31, 2014 and 2013, respectively. The four union agreements will expire between June 2016 and April 2019.

Note 4 -    Marketable Securities - Available for Sale

The fair value of the Company’s investment in marketable securities is based on Level 1 inputs consisting of quoted market prices of identical securities and consists of the following:

2013

Cost	$623,782

Unrealized gains	91,584
Unrealized losses	(58,188)
Unrealized gain, net	33,396

Fair market value of instruments	$657,178

The unrealized gain, net is included in accumulated other comprehensive loss on the accompanying consolidated balance sheet. Income tax expense related to accumulated other comprehensive loss was $0 for the year ended October 31, 2013 due to the Company being treated as an S corporation for income tax purposes as provided in Section 1362(a) of the Code. During 2014, the Company liquidated its marketable securities and recognized all unrealized gains and losses previously accounted for in accumulated other comprehensive income in gain on sale of marketable securities in the accompanying statement of operations.

Note 5 -    Fair Value Measurements

The Company measures its marketable securities at fair value. Fair value is an exit price, representing the amount that would be received on the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants. As a basis for considering such assumptions, a three-tier fair value hierarchy is used which prioritizes the inputs in the valuation methodologies in measuring fair value.

Fair Value Hierarchy

The methodology for measuring fair value specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs) or reflect the Company’s own assumptions of market participant valuation (unobservable inputs).

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Items Measured at Fair Value on a Recurring Basis

The following table presents the Company’s assets that are measured at fair value on a recurring basis at October 31, 2013:

	Total	Level 1	Level 2	Level 3

Marketable securities:

October 31, 2013
Equity securities	$657,178	$657,178	$—	$—

The Company liquidated the marketable securities during the year ended October 31, 2014.

Note 6 -    Note Receivable

At October 31, 2014 and 2013, the note receivable totaled $88,307. The note receivable is noninterest-bearing, unsecured, and is not expected to be repaid within one year.

Note 7 -    Note Receivable - Related Party

On July 9, 2013, the Company executed a $1,650,000, 3.25% interest-bearing promissory note, with an on-demand maturity date with a related party, Aggregate Cement and Trucking LLC, an entity which is owned by family members of the principals of Ferrara. At October 31, 2013, the Company had an outstanding balance of $1,650,000 and accrued interest of $13,406 on this note receivable. During 2014, this loan was collected in full.

Note 8 - Equity in Joint Venture

Ferrara in the normal course of business, has entered into a joint venture partnership, FB-Jenna, J.V. The joint venture agreement, which requires the participants to contribute additional capital as needed, provides that the Ferrara will receive from the joint venture its proportionate share of profits and losses realized from the project.

Ferrara’s ownership and profit and loss percentage in the joint venture is 50%. The joint venture is a variable interest entity; however, Ferrara is not the primary beneficiary as it does not have the power to solely direct the activities of the joint venture that most significantly impact its economic performance. Power is shared equally between Ferrara and its joint venture partner as to management oversight and decision making. Therefore, Ferrara has not consolidated the joint venture’s net assets in these financial statements.

Ferrara accounts for its investment in joint venture on the equity method in accordance with FASB ASC Subtopic 810-10, Consolidation.

Circumstances that could lead to a loss under this arrangement beyond Ferrara’s equity investment include the partner’s inability to contribute additional funds to the joint venture in the event the project incurs a loss, or additional costs that Ferrara could incur should the partner fail to provide services and resources toward the project’s completion that had been committed to in the joint venture agreement.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Summarized financial information for the joint venture at and for the years ended October 31, 2014 and 2013, accounted for on the equity method is presented as follows:

	2014	2013

Total assets	$2,938,747	$6,223,134
Less: Total liabilities	2,558,794	5,116,929

Net Assets	$379,953	$1,106,205

Operations for the year:
Revenue	$15,674,911	$19,587,562
Cost of operations	14,316,171	17,702,044

Net Income	$1,358,740	$1,885,518

Company's interest:
Equity in joint venture at beginning of year	$549,287	$456,528
Distributions from joint venture	(950,000)	(850,000)
Share of net income	679,370	942,759

Equity in joint venture at end of year	$278,657	$549,287

Included in Ferrara’s accounts receivable at October 31, 2014 and 2013 is $1,770,112 and $3,402,762, respectively, due from the joint venture. Amounts included in sales to this joint venture for the years ended October 31, 2014 and 2013 aggregated $6,714,811 and $10,065,631, respectively.

Note 9 -    Property and Equipment

Property and equipment, net is summarized as follows:

	2014	2013

Land	$600,000	$600,000
Buildings and building improvements	1,669,047	1,645,857
Transportation equipment	15,184,013	13,134,923
Machinery and equipment	11,492,670	10,609,624
Furniture and fixtures	343,542	343,542
Computer equipment	1,778,976	1,646,444
Leasehold improvements	832,916	378,977
	31,901,164	28,359,367
Less: Accumulated depreciation and amortization	21,508,797	19,082,621

	$10,392,367	$9,276,746

Depreciation and amortization expense related to property and equipment amounted to $2,420,524 and $2,325,075 for the years ended October 31, 2014 and 2013, respectively.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Note 10 - Note Payable - Bank

Pursuant to an arrangement with its bank, the Company may borrow up to $3,000,000 under a revolving line of credit expiring on April 30, 2015. The line bears interest at the bank’s prime rate (3.25% at October 31, 2014) or LIBOR plus 1.60% (totaling 1.85% at October 31, 2014), The LIBOR rate option was used for calculating interest on all outstanding amounts on the line during the year ended October 31, 2014. The line is secured by all assets of the Company. This line of credit is subject to maintenance of certain minimum financial covenants determined by the bank. The outstanding balance at October 31, 2014 and 2013 was $2,500,000 and $0, respectively.

Note 11 - Long-Term Debt

Long-term debt is summarized as follows:

	2014	2013
Installment loans payable - in equal monthly installments ranging from $8,333 to $49,146 including interest ranging from 2.20% to 3.45% per annum through varying periods from March 2016 through August 2019. The loans are secured by related equipment with a net book value of $4,220,337, at October 31, 2014.	$4,254,111	$2,724,601

Less: Current maturities	1,547,270	1,141,591

Long-Term Debt	$2,706,841	$1,583,010

Aggregate maturities of long-term debt are as follows:

Years Ending October 31:
2015	$1,547,270
2016	1,054,024
2017	638,983
2018	553,000
2019	460,834

$4,254,111

The long-term debt arrangements contain cross-default provisions with the line of credit discussed in Note 10.

Note 12 - Obligation under Capital Lease

The Company’s property under capital lease, which is included in transportation equipment, is summarized as follows at October 31, 2014 and 2013:

	2014	2013

Transportation equipment	$3,445,620	$3,445,620
Less: Accumulated depreciation	329,235	344,562

	$3,116,385	$3,101,058

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

The capital lease requires monthly payments of $61,405, including effective interest of 2.76% per annum through April 2018. This capital lease is subject to maintenance of certain minimum financial covenants determined by the bank.

Future minimum lease payments under the capital lease at October 31, 2014 are as follows:

Years Ending October 31:
2015	$736,863
2016	736,863
2017	736,863
2018	368,432
2,579,021
Less: Amount representing interest	123,340
Present value of future minimum lease payments	2,455,681
Less: Current portion	677,614

$1,778,067

Depreciation of assets held under the capital lease is included in depreciation and amortization expense.

Note 13 - Common Stock

Common stock of $25,000 at October 31, 2014 and 2013 consisted of the following:

	Shares Authorized	Shares Issued	Shares Outstanding	Amount

Class A, voting, no par value	20	10	10	$250
Class B, nonvoting, no par value	1,980	990	990	24,750

Total	2,000	1,000	1,000	25,000

Note 14 - Commitments and Contingencies

The Company makes contributions to union administered defined benefit pension plans under collectively bargained agreements.  If the Company were to withdraw from any of these plans or should any of the plans be terminated, the Company could be liable for a proportionate share of the unfunded actuarial present value of plan benefits at the date of withdrawal or termination.  The amount of the potential impact to the Company of such unfunded liability is not known.

The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. The Company intends to vigorously dispute liability for the various claims. It is too early to determine whether the outcome of such proceedings and litigation will have a material adverse effect on the Company’s consolidated financial statements.

Rent expense and real estate tax expenses, including water and sewer tax expenses (both that paid to third parties and related parties), totaling approximately $1,208,000 and $682,000 under tenancy-at-will agreements, were incurred for the years ended October 31, 2014 and 2013, respectively, and are included in selling, general and administrative expenses.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

During October of 2014, the Company entered into a license agreement and pre-development agreement with the City of New York in order to evaluate a property for construction of a new plant. Should the Company choose to move forward with construction of the new plant, the land would be leased from the City of New York. There was no fee for the license; however, the Company rendered a security deposit of $200,000 which has been recorded in other assets in the accompanying consolidated balance sheet. Through October 31, 2014, the Company has also incurred costs of approximately $122,000 associated with fees for appraisal and environmental study services. These pre-construction costs have been classified in property and equipment in the accompanying consolidated balance sheet.

Note 15 - Consolidation of Variable Interest Entities

In accordance with FASB ASC Topic 810, Consolidation, Ferrara has analyzed its relationship with its affiliate, 160, and determined it is a variable interest entity and Ferrara is the primary beneficiary. Ferrara is the primary beneficiary of 160 because Ferrara has the power to direct the activities of 160 that most significantly impact economic performance. 160’s sole member is a member of Ferrara and 160 transacts its business exclusively for the benefit of Ferrara. Therefore, Ferrara has consolidated 160’s net assets in these consolidated financial statements commencing November 1, 2013.

Should additional financial support be needed for 160 in the future, it is expected that Ferarra will provide that additional financial support due to the ownership and other relationships between the companies.

At October 31, 2014, the total assets and liabilities of 160 were approximately $1,175,000 and $1,889,000, respectively. For the years ended October 31, 2014, revenues and costs of 160 were approximately $4,243,000 and $4,753,000, respectively.

Note 16 - Pension Plan

The Company has a defined contribution savings plan (the “401(k) Plan”) under Section 401(k) of the Code. Under the 401(k) Plan, eligible employees, as defined, may elect to defer up to 100% of their salary subject to Code limits. The Company made no contributions to the 401(k) Plan during the years ended October 31, 2014 and 2013.

Note 17 - Multiemployer Plans

The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. Union employees are excluded from the 401(k) Plan for the purposes of receiving matching and profit sharing contributions. Union employees are also excluded from the Company’s defined benefit pension plan (see Note 19). The risks of participating in these multiemployer plans are different from single-employer plans in the following aspects:

a. Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

b. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c. If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in these plans for the annual periods ended October 31, 2014 and 2013, are outlined in the table below. The “EIN/Pension Plan Number” column provides the Employer Identification Number (“EIN”) and the three-digit plan number, if applicable. The most recent Pension Protection Act (“PPA”) zone status available for the plan’s year-end is noted below. The zone status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. The last column lists the expiration dates of the collective-bargaining agreements to which the plans are subject. Finally, there have been no significant changes that affect the comparability of 2013 and 2014 contributions.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

In addition the Trustees of the Local 282 Pension Fund have adopted a construction industry exemption whereby the Company (and others who qualify) would be exempt from any potential withdrawal liability.

	Pension Fund	EIN/ Pension Plan Number	Pension Protection Act Zone Status	FIP/RP Status Pending / Implemented	Contributions for the Year Ended October 31, 2014	Contributions for the Year Ended October 31, 2013	Surcharge Imposed	Expired Date of Collective - Bargaining Agreement

i.	Local 282 International Brotherhood of Teamsters	11-6245313	Yellow - as of February 28, 2014	No	$1,207,307	$1,372,499	No	6/30/2016

ii.	Machinist Money Purchase Pension Fund - Local 447	22-3290508	Green - as of December 31, 2013	No	118,513	127,378	No	7/31/2016

iii.	Material Yard Workers Local 1175 Pension	13-6125828	Green - as of June 30, 2013	No	109,034	109,842	No	6/30/2016

iv.	Other fund				14,250	11,044

					$1,449,104	$1,620,763

The Company was listed in the Material Yard Workers Local 1175 Pension - Local 731 Plan’s Form 5500 as providing more than 5 percent of the total contributions for the 2014 and 2013 plan years.

Note 18 - Related Party Transactions

The Company entered into the following transactions with related parties:

Related Party Leases

The Company leases land for a plant located in Maspeth, New York from a real estate partnership whose members are officers/stockholders of the Company. Rental payments charged to the Company are determined on an annual basis by the parties. The companies are related through partial common ownership. Aggregate rent and real estate tax expenses, including water and sewer tax expenses, incurred to related parties for the years ended October 31, 2014 and 2013 were approximately $191,000 and $181,000, respectively, and are included in selling, general and administrative expenses.

The Company leases its retail store on a tenancy-at-will basis from a real estate partnership whose partners are stockholders of the Company. Aggregate rent and real estate tax expenses, including water and sewer tax expenses, incurred to related parties for the years ended October 31, 2014 and 2013 were $86,000 and $82,000, respectively, and are included in selling, general and administrative expenses.

Related Party Sales

The Company sells ready-mix concrete to its joint ventures, Ferrara Bros. Best J.V. and FB-Jenna J.V. Amounts included in accounts receivable relating to these entities at October 31, 2014 and 2013 aggregated approximately $1,879,000 and $3,746,000, respectively. Amounts included in sales related to these entities for the years ended October 31, 2014 and 2013 aggregated approximately $7,488,000 and $10,594,000, respectively.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Related Party Services

The Company receives contracted facility maintenance from Statewide Systems Inc., a company related through common ownership. Charges incurred for these services were $319,130 and $797,885 for the years ended October 31, 2014 and 2013, respectively, and are included in “Contracted services” on the supplementary schedule of operating yard expenses. There was a balance due from the related company of $79,617 at October 31, 2014, and a balance due to the related company of $46,253 at October 31, 2013, which is included in “Due to related parties” on the accompanying consolidated balance sheet. This unsecured amount does not bear interest and is expected to be repaid within the next twelve months.

The Company purchases trucking services from Aggregate Cement and Trucking LLC, an entity which is owned by family members of the principals of the Company. Purchases from Aggregate Cement and Trucking LLC were approximately $508,000 and $301,000 for the years ended October 31, 2014 and 2013, respectively. The Company also bills Aggregate Cement and Trucking LLC a management fee for use of its employees and overhead, primarily administrative. During October 31, 2014 and 2013, management fees were approximately $53,000 and $128,000, respectively. The Company had a net payable to Aggregate Cement and Trucking LLC of approximately $6,000 and $171,000 at October 31, 2014 and 2013, respectively.

Due to Related Parties

During the year ended October 31, 2011, the Company assigned a mortgage to a related party. The assignment included repayment of the outstanding balance of $1,198,561 by the related party. In connection with this assignment, the Company loaned the related party $1,010,000. In addition, the Company recorded accrued interest payable related to the assigned mortgage of $8,090. These amounts have been netted. The balance is unsecured, does not bear interest, and there are no terms for repayment. The balance of $196,651 is included in “Due to related parties” on the accompanying consolidated balance sheet. During 2014, this related party advanced Ferrara $700,000. The advance is due on demand and is noninterest-bearing.

Advance from Stockholder

During the year ended October 31, 2013, one of the stockholders advanced $700,000 to the Company. The amount was due on demand and noninterest-bearing. The advance was repaid in full in 2014.

Note 19 - Defined Benefit Pension Plan

On October 31, 2010, the Company established the Ferrara Bros. Building Materials Corp. Cash Balance Plan (the “Cash Balance Plan"). The Cash Balance Plan is a defined benefit pension plan which covers certain of the Company’s eligible employees. Contributions of $524,918 and $659,201 have been provided for the plan years ended October 31, 2014 and 2013, respectively.

In accordance with FASB ASC Topic 715 (“FASB ASC 715”), the Company recognizes the overfunded and underfunded status of its defined benefit plan as an asset or liability in the balance sheet. The measurement provisions of FASB ASC 715 require that the plan’s actuarial value be determined at the balance sheet date.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

The following table sets forth the funded status of the Company’s defined benefit pension plan and amounts recognized in the Company’s consolidated balance sheet at October 31, 2014 and 2013 and income statement for the years then ended:

	2014	2013

Projected benefit obligation	$(3,536,626)	(2,832,789)
Fair value of plan assets	2,451,315	1,996,120

Unfunded status	$(1,085,311)	$(836,669)

Unrealized loss from plan	$304,591	$267,543

Accrued pension cost	$(780,720)	$(569,126)

Distributions	$(85,783)	$—

Contributions	$524,918	$659,201

Components of net periodic pension cost:
Service cost	$745,444	$696,841
Interest cost	129,647	82,152
Actual return on assets	(80,181)	(50,294)
Amortization of loss	(58,398)	(60,224)

Net periodic pension cost	$736,512	$668,475

Amount of accumulated benefit obligation	$3,536,626	$2,832,789

Weighted average assumptions used to determine benefit obligations:

	2014	2013

Discount rate	4.75%	4.00%
Rate of compensation increase	—%	—%

Weighted average assumptions used to determine net periodic benefit costs:

	2014	2013

Discount rate	4.75%	4.00%
Expected long-term return on plan assets	7.00%	7.00%
Rate of compensation increase	—%	—%

The long-term rate of return on plan assets was determined based on the average rate of earnings expected on the funds that will be invested to provide for payment of benefits, with consideration given to the distinction of investments by asset class and historical rates of return.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Plan Assets

It is the Company’s intention to allocate contributions to investment categories in a manner that will maximize investment return while limiting to the extent possible investment volatility. To this end, the designated investment objectives of the Plan include: maximizing return at a reasonable and prudent level of risk, enabling the payment of benefit obligations when due, and controlling costs to the Plan. The Company seeks broad diversification and does not invest in speculative investments. At least annually, the Company rebalances the allocation.

The overall investment strategy of the Company's Cash Balance Plan is to achieve a targeted return of between 6% - 7.5%, with a benchmark comprised of the appropriate comparable index, including but not limited to, the Russell 1000 Index, S & P 500 Index, and Barclays US Aggregate Index. The asset allocation target is 40%-60% fixed income and 40%-60% equities managed through a diversified mix of ETF’s, mutual funds, individual equities, options and bonds. Fixed income funds include a mix of low duration, government/agency, corporate and high yield instruments. The equity funds include both U.S. and International funds invested in large, mid and small cap companies utilizing both growth and value strategies.

At October 31, 2014 and 2013, the Company’s Cash Balance Plan’s assets consisted of the following:

	2014	2013

Asset Category
Cash	38.04%	33.30%
Large Cap Value	12.62%	7.54%
Mid Cap Value	8.63%	13.67%
Small Cap Equities	13.67%	11.88%
Other	27.04%	33.61%

Plan assets were $2,451,315 and $1,929,842, respectively, at October 31, 2014 and 2013.

Cash Flows

Contributions:

The Company expects to contribute approximately $800,000 to the pension plan in the next twelve months.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Years Ending October 31:
2015	$197,590
2016	197,590
2017	197,590
2018	197,590
2019	201,869
2020 through 2023	2,112,917

$3,105,146

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2014 AND 2013

Note 20 - (Benefit from) Provision For Income Taxes

The (benefit from) provision for income taxes is summarized as follows:

	2014	2013
Current:
State and local	$(21,377)	$222,621

The Company files income tax returns in the U.S. federal and State of New York jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state, or local tax examinations by taxing authorities for years before 2011. The years 2011 to 2013 remain subject to examination by taxing authorities.

Note 21 - Subsequent Events

The Company has evaluated all events or transactions that occurred after October 31, 2014 through the date of these consolidated financial statements, which is the date that the consolidated financial statements were available to be issued. During this period, there were no material subsequent events requiring disclosure.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION

To The Stockholders
Ferrara Bros. Building Materials Corp. and Affiliate
Flushing, New York

We have audited the consolidated financial statements of Ferrara Bros. Building Materials Corp. and Affiliate at and for the years ended October 31, 2014 and 2013, and our report thereon dated March 10, 2015, which expressed an unmodified opinion on the consolidated financial statements, appears on pages one and two. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The schedules of net sales by product mix, cost of goods sold, and operating yard expenses, and schedules of selling, general and administrative expenses for the years ended October 31, 2014 and 2013, are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York
March 10, 2015

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
SUPPLEMENTARY INFORMATION
SCHEDULES OF NET SALES BY PRODUCT MIX, COST OF GOODS SOLD,
AND OPERATING YARD EXPENSES
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013

NET SALES BY PRODUCT MIX:
Sales - ready-mixed concrete	$50,801,874	$51,810,825
Sales - premium charges	8,683,990	7,780,146
Sales - dry building materials	2,569,152	2,322,384

Total Net Sales by Product Mix	$62,055,016	$61,913,355

COST OF GOODS SOLD:
Beginning Inventories	$884,568	$871,498
Purchases	34,366,994	30,806,582
Drivers' Salaries	5,367,652	5,411,210
Union, health and walfare	3,842,234	4,088,864
Payroll taxes	476,174	462,892
Fuel and oil	1,117,306	1,454,221
Tolls	867,563	852,325
Cost of Goods Available for Sale	46,922,491	43,947,592
Less: Inventories - End of Year	1,174,607	884,568

Total Cost of Goods Sold	$45,747,884	$43,063,024

OPERATING YARD EXPENSES:
Batchers' salaries	$531,331	$433,924
Contracted services	319,130	797,885
Dispatchers' salaries	258,809	305,276
Heating oil	227,741	193,588
Mechanics' salaries	1,138,995	1,229,185
Payroll taxes	230,443	218,391
Plant expenses	834,195	747,382
Registration and other permits	62,494	43,609
Truck parts and repairs	1,013,984	978,139
Union, health and welfare	930,931	914,946
Yard expenses	554,340	213,625
Yardmens' salaries	692,682	588,440

Total Operating Yard Expenses	$6,795,075	$6,664,390

See independent auditors' report on supplementary information.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
SUPPLEMENTARY INFORMATION
SCHEDULES OF SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED OCTOBER 31, 2014 AND 2013

	2014	2013

ADVERTISING	$92,673	$147,537
AUTO EXPENSES	121,859	107,457
CONTRIBUTIONS	17,738	38,717
INSURANCE	2,129,583	1,609,720
OFFICE MAINTENANCE	402,474	370,271
OFFICE, SALES, ACCOUNTING, AND QC SALARIES	3,006,214	2,574,649
OFFICERS' LIFE INSURANCE	19,066	18,634
OFFICERS' SALARIES	857,589	857,448
OTHER TAXES	99,960	204,114
PAYROLL SERVICES	64,673	56,829
PAYROLL TAXES	340,071	292,540
PENSION EXPENSE	837,047	763,631
PROFESSIONAL FEES	512,546	499,151
RENT AND REAL ESTATE TAXES, INCLUDING
WATER AND SEWER TAXES	1,207,974	681,807
SELLING EXPENSES	217,244	166,620
STATIONARY, PRINTING AND POSTAGE	86,013	74,101
SUBSCRIPTIONS AND GENERAL EXPENSES	37,529	31,531
TELEPHONE	75,366	70,643
UNION, HEALTH AND WELFARE	119,708	140,251
UTILITIES	493,793	409,128

TOTAL SELLING, GENERAL
AND ADMINISTRATIVE EXPENSES	$10,739,120	$9,114,779

See independent auditors' report on supplementary information.